PowerSchool Announces Third Quarter 2022 Financial Results
•PowerSchool exceeds outlook for Adjusted EBITDA, raises outlook for full year 2022 Adjusted EBITDA
•Subscriptions and Support revenue reaches $137.1 million in the third quarter of 2022, increases 10% year-over-year
•ARR* increases 11% year-over-year to $585.4 million as of September 30, 2022
•NRR* reaches 108.7% as of September 30, 2022, improves 140 basis points sequentially
•Net loss margin improves 170 basis points sequentially and Adjusted EBITDA* margin reaches 32% for the quarter

FOLSOM, Calif. – November 7, 2022: PowerSchool Holdings, Inc. (NYSE: PWSC) (“PowerSchool” or the “Company”), the leading provider of cloud-based software for K-12 education in North America, today announced financial results for its third quarter ended September 30, 2022.

“We are thrilled with our results in the third quarter, particularly with our revenue retention and profitability. Our ARR grew 11% over the prior year as record renewals and continued cross-selling momentum drove significant NRR growth. Our Adjusted EBITDA margin improved as we benefit from the consistent scaling of our predictable revenue streams over our operational base,” said Hardeep Gulati, PowerSchool CEO. “We are encouraged by the strength and resilience of our addressable markets, as demonstrated through our growing pipeline and demand for our differentiated unified platform of best-in-class solutions. As schools increasingly demand analytics-based learning path solutions that have high data security and can greatly improve teacher efficiency and effectiveness, this platform is uniquely positioned to create unmatched district, teacher, and student outcomes.”

Third Quarter 2022 Financial Results
•Total revenue was $162.4 million for the three months ended September 30, 2022.
•Subscriptions and Support revenues were $137.1 million, up 10% year-over-year.
•Gross Profit was $92.6 million, or 57% of total revenue, and Adjusted Gross Profit* was $111.1 million, or 68% of total revenue.
•Net loss was $3.9 million, or negative 2% of total revenue, and non-GAAP net income* was $41.9 million or 26% of total revenue.
•Adjusted EBITDA* was $52.2 million, or 32% of total revenue.
•GAAP net loss per basic and diluted share was $0.02 on 158.8 million shares of Class A common stock outstanding. Non-GAAP net income per diluted share* was $0.21 on 199.0 million shares of Class A common stock outstanding.
•Net cash flows from operations was $187.1 million, and free cash flow* was $174.1 million.
•Annual Recurring Revenue (ARR)* was $585.4 million, up 11% year-over-year, and Net Revenue Retention Rate (NRR)* was 108.7%, up 140 basis points quarter-over-quarter.

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”
Recent Business Highlights
•Expanding Footprint: Recorded nearly 500 new logo and cross-sell transactions in the quarter, including several sizable wins for Student Information System, Unified Analytics, and Learning Management System products.
•Leader in Virtual Learning: Online education leader Stride, Inc. purchased PowerSchool’s Student Information System and Enrollment solutions during the third quarter, which, when combined with

PowerSchool’s other online-focused customers, positions PowerSchool as the leader in providing mission-critical software to the growing online K-12 schooling market.
•Enabling Back-to-School: Completed over 1,750 new product go-lives that prepared schools and districts to be ready for the 2022-2023 school year.
•Awards: Received three awards from Tech & Learning’s Awards of Excellence program, “The Best Tools for Back to School,” one each for PowerSchool’s Unified Classroom, Unified Talent, and Naviance products.
•Thought Leadership Driving Demand: Released the 2022-2023 edition of the Education Focus Report, a deep analysis on the perspectives of over 3,500 educators that delivers insights to educators and district leaders on trends, priorities, and best-practices in the K-12 education space.
•Enriching Our Community: Employees donated nearly 2,000 volunteer hours as part of PowerSchool’s Volunteer Paid Time Off program and PowerSchool’s signature back-to-school social impact events. Also donated over 150 school supplies-filled backpacks to elementary school students via three community partner organizations.
•Leadership: Grew the executive leadership team with the addition of Fred Studer as Chief Marketing Officer, who brings over 30 years of experience as a marketing leader crafting strategic company narratives to help modernize and redefine market perception, increase awareness, and drive conversions.

Commenting on the Company’s financial results, Eric Shander, PowerSchool CFO, added, “We are pleased to see our results fulfilling our raised expectations. In the first nine months of 2022, we delivered 14% year-over-year revenue growth and 31% Adjusted EBITDA margins, which are significantly ahead of the long-term targets we laid out during our IPO. Our strategy execution, operational discipline, and opportunistic investment in technology is positioning our customers, our company, and our shareholders for long-term success.”

Financial Outlook

The Company currently expects the following results:
Fourth quarter ending December 31, 2022 (in millions)

Total revenue	$161	to	$164
Adjusted EBITDA *	$48	to	$51
Year ending December 31, 2022 (in millions)

Total revenue	$631	to	$634
Adjusted EBITDA *	$192	to	$195

* Adjusted EBITDA, a non-GAAP financial measure was not reconciled to net loss, the most closely comparable GAAP financial measure because net loss is not accessible on a forward-looking basis. The Company is unable to reconcile Adjusted EBITDA to net loss without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net loss for these periods but would not impact Adjusted EBITDA. Such items include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on net loss. The foregoing financial outlook reflects the Company’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call Details

The conference call will begin at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on November 7, 2022. Those wishing to participate via webcast should access the call through PowerSchool’s Investor Relations website. An archived webcast will be made available shortly after the conference call ends.

Those wishing to participate via telephone may dial in at 1-855-327-6837 (USA) or 1-631-891-4304 (International) by referencing conference ID 10020512. The telephone replay will be available from 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time) on November 7, 2022, through November 14, 2022, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and referencing the replay passcode 10020512.

About PowerSchool
PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education in North America. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments, and analytics in one unified platform. PowerSchool supports over 45 million students globally and more than 15,000 customers, including over 90 of the top 100 districts by student enrollment in the United States, and sells solutions in over 90 countries. Visit www.powerschool.com to learn more.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities Exchange Commission (“SEC”). Copies of such filing may be obtained from the Company or the SEC.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-

looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs, and the sales mix for recurring and non-recurring revenue. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Revenue Retention Rate (“NRR”)

We believe that our ability to retain and grow recurring revenues from our existing customers over time strengthens the stability and predictability of our revenue base and is reflective of the value we deliver to them through upselling and cross selling our solution portfolio. We assess our performance in this area using a metric we refer to as Net Revenue Retention Rate (“NRR”). For the purposes of calculating NRR, we exclude from our calculation of NRR any changes in ARR attributable to Intersect customers, as this product is sold through our channel partnership with EAB Global, Inc. and is pursuant to annual revenue minimums, therefore the business will not be managed based on NRR. We calculate our dollar-based NRR as of the end of a reporting period as follows:

•Denominator. We measure ARR as of the last day of the prior year comparative reporting period.

•Numerator. We measure ARR from renewed and new sale opportunities booked as of the last day of the current reporting period from customers with associated ARR as of the last day of the prior year comparative reporting period.

The quotient obtained from this calculation is our dollar-based net revenue retention rate. Our NRR provides insight into the impact on current year recurring revenues of expanding adoption of our solutions by our existing customers during the current period. Our NRR is subject to adjustments for acquisitions, consolidations, spin-offs and other market activity.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for analytical and supplemental informational purposes only, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, share-based compensation expense and the related employer payroll tax, restructuring and acquisition-related expenses, amortization of acquired intangible assets and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, share-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Non-GAAP Net Income (loss), Non-GAAP Cost of Revenue and Operating Expenses and Adjusted EBITDA: Non-GAAP Net Income (loss), Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss), GAAP cost of revenue, and GAAP operating expenses, as applicable. We define Non-GAAP Net Income (loss) as net income (loss) adjusted for depreciation and amortization, share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expenses. We define Non-GAAP Cost of Revenue and Operating Expenses as their respective GAAP measures adjusted for share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expense. We define Adjusted EBITDA as net income (loss) adjusted for all of the above items, net interest expense, and provision for (benefit from) income tax. We use Non-GAAP Net Income, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Non-GAAP Net Income and Adjusted EBITDA facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.
Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash provided by operating activities less, cash used for purchases of property and equipment, and capitalized product development costs. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.
These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenue:
Subscriptions and support	$137,095	$124,272	$401,870	$349,126
Service	19,933	18,497	55,114	47,533
License and other	5,406	6,183	12,633	15,843
Total revenue	162,434	148,952	469,617	412,502
Cost of revenue:
Subscriptions and support	39,009	35,138	114,303	97,802
Service	14,852	14,482	45,585	37,971
License and other	1,087	618	2,790	1,547
Depreciation and amortization	14,839	13,094	43,069	37,696
Total cost of revenue	69,787	63,332	205,747	175,016
Gross profit	92,647	85,620	263,870	237,486
Operating expenses:
Research and development	27,821	24,400	80,528	64,874
Selling, general, and administrative	45,530	47,276	133,117	103,260
Acquisition costs	11	295	2,630	6,074
Depreciation and amortization	15,955	16,103	48,050	46,816
Total operating expenses	89,317	88,074	264,325	221,024
Income (loss) from operations	3,330	(2,454)	(455)	16,462
Interest expense - Net	11,158	12,857	26,923	51,416
Loss on extinguishment of debt	—	12,905	—	12,905
Other expenses (income) - Net	(3,100)	(403)	(3,677)	(634)
Loss before income taxes	(4,728)	(27,813)	(23,701)	(47,225)
Income tax expense (benefit)	(811)	(2,685)	794	(20,035)
Net loss	$(3,917)	$(25,128)	$(24,495)	$(27,190)
Less: Net loss attributable to non-controlling interest	(1,389)	(5,752)	(5,330)	(5,752)
Net loss attributable to PowerSchool Holdings, Inc.	(2,528)	(19,376)	(19,165)	(21,438)
Net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic and diluted	$(0.02)	$(0.12)	$(0.12)	$(0.14)
Weighted average shares of Class A common stock outstanding - basic and diluted	158,812,536	156,962,167	158,387,266	156,962,167

Other comprehensive income (loss) - Foreign currency translation	(741)	(336)	(1,744)	(564)
Total other comprehensive income (loss)	(741)	(336)	(1,744)	(564)
Less: comprehensive income (loss) attributable to non-controlling interest	$(149)	$(11)	$(350)	$(57)
Comprehensive loss attributable to PowerSchool Holdings, Inc.	$(3,120)	$(19,701)	$(20,559)	$(21,945)

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	September 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$108,873	$86,479
Accounts receivable—net of allowance of $6,160 and $4,964 respectively	102,402	48,403
Prepaid expenses and other current assets	36,889	38,423
Total current assets	248,164	173,305
Property and equipment - net	6,793	15,676
Operating lease right-of-use assets	9,962	—
Capitalized product development costs - net	98,338	80,611
Goodwill	2,486,423	2,454,692
Intangible assets - net	745,805	804,909
Other assets	28,562	27,489
Total assets	$3,624,047	$3,556,682
Liabilities and Stockholders'/Members’ Equity
Current Liabilities:
Accounts payable	$6,509	$12,449
Accrued expenses	73,255	71,167
Operating lease liabilities, current	6,419	—
Deferred revenue, current	363,754	294,276
Current portion of long-term debt	7,750	7,750
Total current liabilities	457,687	385,642
Noncurrent Liabilities:
Other liabilities	2,315	7,423
Operating lease liabilities—net of current	9,241	—
Deferred taxes	294,682	295,959
Tax receivable agreement liability	397,679	404,394
Deferred revenue—net of current	4,962	6,881
Long-term debt, net	729,818	733,425
Total liabilities	1,896,384	1,833,724

Stockholders’/Members’ Equity:
Class A common stock, $0.0001 par value per share, 500,000,000 shares authorized, 159,365,089 shares issued and outstanding as of September 30, 2022. 158,034,497 shares issued and outstanding as of December 31, 2021	16	16
Class B common stock, $0.0001 par value per share, 300,000,000 shares authorized, 39,928,472 shares issued and outstanding as of September 30, 2022. 39,928,472 shares issued and outstanding as of December 31, 2021	4	4
Additional paid-in capital	1,429,664	1,399,967
Accumulated other comprehensive income	(1,960)	(216)
Accumulated deficit	(185,629)	(165,026)
Total stockholders’/members’ equity attributable to PowerSchool Holdings, Inc.	1,242,095	1,234,745
Non-controlling interest	485,568	488,213
Total stockholders’/members’ equity	1,727,663	1,722,958
Total liabilities and stockholders’/members’ equity	$3,624,047	$3,556,682

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
(in thousands)
Cash flows from operating activities:
Net loss	$(3,917)	$(25,128)	$(24,495)	$(27,190)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	—	12,905	—	12,905
Depreciation and amortization	30,812	29,181	91,119	84,496
Share-based compensation	12,490	10,719	38,100	13,455
Write-off of right-of-use assets and disposal of property and equipment	—	23	8,597	27
Change in fair value of acquisition-related contingent consideration	340	—	(5,586)	—
Other	412	2,125	1,216	8,329
Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	(46,008)	(28,246)	(52,651)	(28,982)
Prepaid expenses and other current assets	(1,680)	(8,599)	1,635	(4,333)
Other assets	2,289	8,866	(1,526)	(1,667)
Accounts payable	(508)	(4,405)	(5,621)	(1,995)
Accrued expenses	7,332	(554)	(521)	1,246
Other liabilities	(3,073)	(150)	(8,290)	(192)
Deferred taxes	(2,086)	(2,513)	(507)	(21,406)
Deferred revenue	190,700	178,852	65,312	88,193
Net cash provided by operating activities	$187,103	$173,076	$106,782	$122,886
Cash flows from investing activities:
Purchases of property and equipment	(643)	(308)	(2,844)	(3,222)
Proceeds from sale of property and equipment	—	(14)	—	—
Investment in capitalized product development costs	(12,358)	(9,141)	(33,285)	(28,278)
Acquisitions—net of cash acquired	—	(406)	(31,155)	(319,230)
Partial payment of acquisition-related contingent consideration	—	—	(1,392)	—
Net cash used in investing activities	$(13,001)	$(9,869)	$(68,676)	$(350,730)
Cash flows from financing activities:
Taxes paid related to the net share settlement of equity awards	(8,824)	—	(8,824)	—
Proceeds from Revolving Credit Agreement	—	—	70,000	55,000
Proceeds from Bridge Loan	—	—	—	315,200
Repayment of Bridge Loan	—	(320,000)	—	(320,000)
Repayment of Second Lien Debt	—	(365,000)	—	(365,000)
Repayment of Revolving Credit Agreement	(70,000)	(95,000)	(70,000)	(95,000)
Repayment of Incremental Facility	—	(68,425)	—	(68,775)
Repayment of First Lien Debt	(1,938)	(1,938)	(5,813)	(5,813)
Payments for repurchase of management incentive units	—	—	—	(448)
Payments of deferred offering costs	—	(9,099)	(295)	(11,753)
Payment of debt issuance costs	—	(723)	—	(2,823)
Repayment of capital leases	—	81	—	(25)
Proceeds from initial public offering	—	766,075	—	766,075
Net cash (used in) provided by financing activities	$(80,762)	$(94,029)	$(14,932)	$266,638
Effect of foreign exchange rate changes on cash	88	(698)	(782)	(515)
Net increase in cash, cash equivalents, and restricted cash	93,428	68,480	22,392	38,279
Cash, cash equivalents, and restricted cash—Beginning of period	15,955	23,045	86,991	53,246
Cash, cash equivalents, and restricted cash—End of period	$109,383	$91,525	$109,383	$91,525

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of Gross profit to Adjusted gross profit

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except for percentages)	2022	2021	2022	2021

Gross profit	$92,647	$85,620	$263,870	$237,486
Depreciation	263	489	803	1,322
Share-based compensation(1)	2,144	1,324	6,458	1,486
Restructuring(2)	1,223	905	3,325	2,385
Acquisition-related expense(3)	266	233	558	484
Amortization	14,576	12,604	42,266	36,374
Adjusted Gross Profit	$111,119	$101,175	$317,280	$279,537
Gross Profit Margin(4)	57.0%	57.5%	56.2%	57.6%
Adjusted Gross Profit Margin(5)	68.4%	67.9%	67.6%	67.8%

(1) Refers to expenses flowing through gross profit associated with share-based compensation.
(2)    Refers to expenses flowing through gross profit related to migration of customers from legacy to core products, and severance expense related to offshoring activities and executive departures.
(3)    Refers to expenses flowing through gross profit incurred to execute and integrate acquisitions, including retention awards and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021

Net loss	$(3,917)	$(25,128)	$(24,495)	$(27,190)
Add:
Amortization	29,680	27,530	87,409	79,562
Depreciation	1,114	1,667	3,710	4,950
Net interest expense(1)	11,158	12,857	26,923	51,409
Loss on extinguishment of debt	—	12,905	—	12,905
Income tax expense (benefit)	(811)	(2,685)	794	(20,035)
Share-based compensation	13,222	10,719	37,859	13,455
Management fees(2)	85	424	262	615
Restructuring(3)	1,523	839	11,706	3,576
Acquisition-related expense(4)	2,535	923	1,769	8,662
Other expense (income) due to tax rate change(5)	(2,342)	—	(2,342)	—
Adjusted EBITDA	$52,247	$40,051	$143,595	$127,909

Net loss margin	(2.4)%	(16.9)%	(5.2)%	(6.6)%
Adjusted EBITDA margin(6)	32.2%	26.9%	30.6%	31.0%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.
(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to COVID-19.
(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved and Chalk. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(5)    Refers to benefit received from the remeasurement of the tax receivable agreement liability due to a change in Pennsylvania statutory income tax rate.
(6)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net Loss to Non-GAAP Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2022	2021	2022	2021

Net loss	$(3,917)	$(25,128)	$(24,495)	$(27,190)
Add:
Amortization	29,680	27,530	87,409	79,562
Depreciation	1,114	1,667	3,710	4,950
Share-based compensation	13,222	10,719	37,859	13,455
Management fees(1)	85	424	262	615
Restructuring(2)	1,523	839	11,706	3,576
Acquisition-related expense(3)	2,535	923	1,769	8,662
Loss on extinguishment of debt	—	12,905	—	12,905
Other expense (income) due to tax rate change(4)	(2,342)	—	(2,342)	—
Non-GAAP Net Income	41,900	29,879	115,878	96,535

Weighted-average Class A common stock outstanding used in computing GAAP net loss per share - basic	158,812,536	156,962,167	158,387,266	156,962,167
Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income per share - basic	158,812,536	156,962,167	158,387,266	156,962,167

Weighted-average shares Class A common stock outstanding used in computing GAAP net loss per share - diluted	158,812,536	156,962,167	158,387,266	156,962,167
Effect of Restricted Shares and RSUs	277,744	1,496,710	62,048	1,496,710
Effect of LLC Units	39,928,472	39,928,472	39,928,472	39,928,472
Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income per share - diluted	199,018,752	198,387,349	198,377,786	198,387,349

GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic	$(0.02)	$(0.12)	$(0.12)	$(0.14)
Non-GAAP net income per share of Class A common stock - basic	$0.26	$0.19	$0.73	$0.62
GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - diluted	$(0.02)	$(0.12)	$(0.12)	$(0.14)
Non-GAAP net income per share of Class A common stock - diluted	$0.21	$0.15	$0.58	$0.49

(1)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.
(2)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to the COVID-19 pandemic.
(3)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved and Chalk. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(4)    Refers to benefit received from the remeasurement of the tax receivable agreement liability due to a change in Pennsylvania statutory income tax rate.

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021

GAAP Cost of Revenue - Subscription and Support	$39,009	$35,138	$114,303	$97,802
Less:
Share-based compensation	1,501	554	3,663	573
Restructuring	(13)	10	89	112
Acquisition-related expense	183	180	408	359
Non-GAAP Cost of Revenue - Subscription and Support	$37,338	$34,394	$110,143	$96,758

GAAP Cost of Revenue - Services	$14,852	$14,482	$45,585	$37,971
Less:
Share-based compensation	643	770	2,795	912
Restructuring	1,236	895	3,236	2,272
Acquisition-related expense	83	54	150	126
Non-GAAP Cost of Revenue - Services	$12,890	$12,763	$39,404	$34,661

GAAP Research & Development	$27,821	$24,400	$80,528	$64,874
Less:
Share-based compensation	3,709	1,892	9,837	2,363
Restructuring	265	—	265	684
Acquisition-related expense	1,252	224	2,146	681
Non-GAAP Research & Development	$22,595	$22,284	$68,280	$61,146

GAAP Selling, General and Administrative	$45,530	$47,276	$133,117	$103,260
Less:
Share-based compensation	7,368	7,503	21,564	9,606
Management fees	85	424	262	615
Restructuring	35	(66)	8,116	507
Acquisition-related expense	1,005	171	(3,565)	1,422
Non-GAAP Selling, General and Administrative	$37,037	$39,244	$106,740	$91,110

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$187,103	$173,076	$106,782	$122,886
Purchases of property and equipment	(643)	(308)	(2,844)	(3,222)
Capitalized product development costs	(12,358)	(9,141)	(33,285)	(28,278)
Free Cash Flow	$174,102	$163,627	$70,653	$91,386
Add:
Cash paid for interest on outstanding debt	10,528	13,129	24,700	44,774

Unlevered Free Cash Flow	$184,630	$176,756	$95,353	$136,160

© PowerSchool. PowerSchool and other PowerSchool marks are trademarks of PowerSchool Holdings, Inc. or its subsidiaries. Other names and brands may be claimed as the property of others.

PWSC-F

Investor Contact:
Shane Harrison
investor.relations@PowerSchool.com
855-707-5100

Media Contact:
Kari Sherrodd
public.relations@PowerSchool.com
206-295-2826

Source: PowerSchool Holdings, Inc.